SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-A/A

                       (Amendment No. 1 to the Form 8-A
                          filed on October 11, 2000)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                              Exelon Corporation
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            (Exact name of registrant as specified in its charter)

   Pennsylvania                                             23-2990190
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

10 South Dearborn, Chicago, Illinois                          60603
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(Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                          Name of each exchange on which
   to be so registered                          each class is to be registered


Common Stock, no par value                          New York Stock Exchange
 ......................................     ...................................

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this Form relates: 333-07082 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None.
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                               (Title of Class)

         ---------------------------------------------------------------------
                               (Title of Class)


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                                                                             2

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

          A description of the shares of Common Stock, no par value, of Exelon Corporation, a Pennsylvania corporation (the "Company"), is set forth under the heading "Description of Exelon Capital Stock" in the Joint Proxy Statement/Prospectus contained in the Registration Statement (File No. 333-07082) on Form S-4, originally filed with the Securities and Exchange Commission on May 15, 2000 (the "Registration Statement"), and the description contained in such Registration Statement is incorporated herein by reference.

Item 2.   Exhibits.

          Not applicable.


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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          EXELON CORPORATION,

                                          By: /s/  Michael J. Egan
                                              ----------------------------
                                              Name:  Michael J. Egan
                                              Title: Senior Vice President,
                                                     Finance and Chief
                                                     Financial Officer

Date:  October 12, 2000